EXHIBIT 12.1

                                COACH USA, INC.
                    COMPUTATION OF EARNINGS TO FIXED CHARGES

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
                                                                                        Twelve Mths     Three Mths Ended March 31,
                                                                                           Ended      -----------------------------
                                         Pro Forma Combined                Pro Forma      3/31/97    Pro Forma Combined  Pro Forma
                             ------------------------------------------   As Adjusted    Pro Forma    ---------------   As Adjusted
                              1992     1993     1994     1995     1996        1996      As Adjusted    1996     1997       1997
                             ------   ------   ------   ------   ------   -----------   -----------   ------   ------   -----------
FIXED CHARGES:

Interest on debt and
  capitalized leases .....    6,307    6,362    7,422    8,207    9,934        23,965        23,182    2,250    3,199         5,409

Interest element of
  rentals ................    1,240    1,305    1,396    1,439    1,562         2,416         2,347      391      360           519
                             ------   ------   ------   ------   ------   -----------   -----------   ------   ------   -----------
     TOTAL FIXED CHARGES .    7,547    7,667    8,818    9,646   11,496        26,381        25,529    2,641    3,559         5,928
                             ======   ======   ======   ======   ======   ===========   ===========   ======   ======   ===========
EARNINGS:

Income before
  extraordinary items ....    4,169    4,128    6,521   11,217   15,246        18,025        19,148      816    2,150          (146)

Income taxes .............    2,873    3,690    4,376    8,217    9,958        12,161        12,965      549    1,445           (25)

Fixed charges ............    7,547    7,667    8,818    9,646   11,496        26,381        25,529    2,641    3,559         5,928
                             ------   ------   ------   ------   ------   -----------   -----------   ------   ------   -----------
     TOTAL EARNINGS ......   14,589   15,485   19,715   29,080   36,700        56,567        57,642    4,006    7,154         5,757
                             ======   ======   ======   ======   ======   ===========   ===========   ======   ======   ===========
RATIO OF EARNINGS
  TO FIXED CHARGES .......     1.93     2.02     2.24     3.01     3.19          2.14          2.26     1.52     2.01          0.97
                             ======   ======   ======   ======   ======   ===========   ===========   ======   ======   ===========
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